UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 13, 2023
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
7.400% Senior Notes due 2028
On January 13, 2023, F&G Annuities & Life, Inc., a Delaware corporation (“F&G”), completed the issuance and sale of $500 million aggregate principal amount of its 7.400% Senior Notes due 2028 (the “Notes”). The Notes are guaranteed on an unsecured, unsubordinated basis by each of F&G’s subsidiaries that are guarantors of F&G’s obligations under its existing credit agreement (the “Guarantors”). F&G intends to use the net proceeds from the offering for general corporate purposes, including to support the growth of assets under management and for F&G’s future liquidity requirements.
The Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
Indenture
The Notes were issued pursuant to an indenture, dated as of January 13, 2023 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of January 13, 2023 (together with the Base Indenture, the “Indenture”), among F&G, the Guarantors and Citibank, N.A., as trustee (the “Trustee”). The Notes are the senior unsecured, unsubordinated obligations of F&G and are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantors. The Notes will bear interest at a rate equal to 7.400% per year, payable semiannually in arrears on January 13 and July 13 of each year, beginning on July 13, 2023. The Notes will mature on January 13, 2028, unless earlier repurchased or redeemed.
At any time prior to December 13, 2027 (the “Par Call Date”), F&G will have the right to redeem the Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 50 basis points, less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after the Par Call Date, F&G will have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
The interest rate payable on the Notes will be subject to adjustment from time to time if either S&P or Fitch (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit ratings assigned to the Notes, under the terms of the Indenture.
Upon a Change of Control Triggering Event, as defined in the Indenture, with respect to the Notes, F&G is required, subject to certain exceptions, to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the purchase date.
Registration Rights Agreement
In connection with the issuance of the Notes, F&G entered into a registration rights agreement with respect to the Notes, dated as of January 13, 2023 (the “Registration Rights Agreement”), among F&G, the Guarantors and BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers.
Pursuant to the Registration Rights Agreement, F&G and the Guarantors are required to use commercially reasonable efforts to, among other things, (i) file with the U.S. Securities and Exchange Commission and cause to become effective, a registration statement, on the appropriate form under the Securities Act, relating to a registered offer to exchange the Notes (the “Exchange Offer”) for a like aggregate principal amount of registered exchange notes issued by F&G and guaranteed by the Guarantors, in each case having substantially identical terms as the Notes and the Guarantors’ guarantees (except that the exchange notes will not contain provisions relating to transfer restrictions and payment of additional interest upon a registration default) and entitled to the benefits of the Indenture; and (ii) consummate the Exchange Offer no later than 60 days after the exchange offer registration statement becomes effective.
Upon the occurrence of one or more registration defaults with respect to the Notes that are “registrable securities” (as defined in the Registration Rights Agreement) as described below, the interest rate on such Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following the registration default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, until the date all registration defaults have ended or been suspended or cured, up to a maximum aggregate interest rate increase of 0.50% per annum. A registration default occurs if (i) F&G and the Guarantors have not exchanged exchange notes for all Notes validly tendered in accordance with the terms of the Exchange Offer or, if a shelf registration statement is required and is not declared effective, on or prior to the 365th day after the issuance of the Notes, or (ii) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Notes (a) on more than two occasions during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period, and such suspension period lasts for more than 60 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to the Notes, and additional interest in respect of such registration default ceases to accrue on any registrable securities, when the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or the Notes cease to be registrable securities.
The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Indenture, the Notes and the Registration Rights Agreement, copies of which are attached as Exhibit 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	Indenture relating to the 7.400% Senior Notes due 2028, dated as of January 13, 2023, among F&G Annuities & Life, Inc., the guarantors named therein and Citibank, N.A., as trustee.
4.2	First Supplemental Indenture relating to the 7.400% Senior Notes due 2028, dated as of January 13, 2023, among F&G Annuities & Life, Inc., the guarantors named therein and Citibank, N.A., as trustee.
4.3	Form of 7.400% Senior Notes due 2028 (included in Exhibit 4.2).
10.1
Registration Rights Agreement relating to the 7.400% Senior Notes due 2028, dated as of January 13, 2023, among F&G Annuities & Life, Inc., the guarantors named therein and BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: January 13, 2023	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: General Counsel & Secretary